                                                                    EXHIBIT 2(b)


                               FIRST AMENDMENT TO

                            ASSET PURCHASE AGREEMENT


              This First Amendment ("Amendment") is entered into by and among PCI CHEMICALS CANADA INC., a New Brunswick corporation, ("Purchaser"), PCI CAROLINA, INC., a Delaware corporation ("U.S. Purchaser"), PIONEER COMPANIES, INC., a Delaware corporation ("Pioneer"), ICI CANADA INC., a Canadian corporation ("Vendor"), ICI AMERICAS INC., a Delaware corporation ("U.S. Vendor") and IMPERIAL CHEMICAL INDUSTRIES PLC, a United Kingdom corporation ("ICI Parent ").

                             PRELIMINARY STATEMENTS

              1. Purchaser, U.S. Purchaser, Pioneer, Vendor, U.S. Vendor and ICI Parent (collectively, the "Parties") are parties to that certain Asset Purchase Agreement dated as of September 22, 1997 contemplating the acquisition by Purchaser and U.S. Purchaser or their assignee of certain assets, business and undertakings comprising the Forest Products Division of Vendor and U.S. Vendor for the consideration and upon the terms and conditions therein set forth ("Purchase Agreement").

              2. The Parties desire to amend the Purchase Agreement to change the Closing Date, to provide for an effective Time of Closing as of 12:01 a.m. on October 31, 1997 and to make other agreed and conforming changes to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

              NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                     Amendment to Definitions in Section 1.1. (a) Certain of the Definitions set forth in Section 1.1 of Article I of the Purchase Agreement are amended hereafter to read in their entirety, as follows:

              "ACTUAL WORKING CAPITAL" means Working Capital at the Effective Time calculated in accordance with Schedule 7.4(1);

              "BASE WORKING CAPITAL" means the amount of $17,304,000;

              "CLOSING DATE" means November 5, 1997 or such other date, not later than December 31, 1997 as may be agreed to in writing between the Vendor and the Purchaser;

              (b) The following definition shall be added to the definitions in Section 1.1:

              "EFFECTIVE DATE" means October 31, 1997;

              "EFFECTIVE TIME" means 12:01 a.m. on October 31, 1997;

              (c) The words "Closing Date" utilized in the definition of VENDOR'S RETAINED ENVIRONMENTAL LIABILITIES shall be changed to the words "Effective Time," and Clause (b) in such definition is hereby amended to read in its entirety as follows:

              "(b)   Operation of the Business or activities conducted on the
              Cornwall Site prior to the Effective Time and any activity carried out thereon by or on behalf of the Vendor or any Affiliate of the Vendor or any employee of the Purchaser acting as agent of the Vendor after the Effective Time pursuant to
              Section 8.1(2)(l) hereof; and"

                     Amendment to Section 1.4. Section 1.4 of the Purchase Agreement is hereby amended to read in its entirety as follows:

              "All references to currency herein are to lawful money of Canada, except that (i) the Purchase Price and adjustments thereto and the payment to ICI Parent provided for in Section 2.4 shall be paid pursuant to Section 2.9 in lawful money of the United States, and (ii) the allocations in Schedule 2.5 are in lawful money of the United States. For purposes of converting adjustments provided for in this Agreement from Canadian dollars to United States dollars, the exchange rate to be used shall be the closing mid-point spot exchange rate as reported by Bloomberg
              (x) in the case of any adjustments provided for in Section 2.4, two Business Days prior to the Effective Date, and (y) in the case of any payment to be made pursuant to Section 7.4, two Business Days prior to the date such payment is due."

                     Amendments to Section 1.5. (a) Certain of the Schedules attached to the Purchase Agreement are hereby amended, as follows:

              (i) Schedule 2.1(2) dealing with "Machinery and Equipment" is amended in its entirety to be in the form attached to this Amendment as Schedule 2.1(2).

              (ii) Schedule 2.1(3) dealing with "Contracts" is amended in its entirety to be in the form attached to this Amendment as Schedule 2.1(3).

              (iii) Schedule 2.1(6) dealing with "Existing Permits" is amended in its entirety to be in the form attached to this Amendment as
              Schedule 2.1(6).

              (iv) Schedule 2.2 dealing with "Excluded Assets" is amended in its entirety to be in the form attached to this Amendment as
              Schedule 2.2.

              (v) Schedule 2.3 dealing with "Contracts Requiring Consent to Assignment" is amended in its entirety to be in the form attached to this Amendment as Schedule 2.3.

              (vi) Schedule 3.1(18) dealing with "Environmental Disclosure" is amended in its entirety to be in the form attached to this Amendment as Schedule 3.1(18).

              (vii) Schedule 3.1(18)(a) dealing with "Environmental Permits" is amended in its entirety to be in the form attached to this Amendment as Schedule 3.1(18)(a).

              (viii) Schedule 4.6(1) dealing with "Storage Tanks" is amended in its entirety to be in the form attached to this Amendment as
              Schedule 4.6(1).

              (ix) Schedule 5.9(a) dealing with "Becancour Chemprox Employees" is amended in its entirety to be in the form attached to this Amendment as Schedule 5.9(a).

              (x) Schedule 6.1(1)(l) is amended to change its title from "Confidentiality and Noncompetition Agreement" to "Noncompetition Agreement" and to be in the form attached to this Amendment as
              Schedule 6.1(1)(l).

              (xi) Schedule 7.4(1) dealing with "Actual Working Capital" is amended in its entirety to be in the form attached to this Amendment as Schedule 7.4(1).

       (b) A new Schedule 2.5 entitled "Purchase Price Allocation" is added to the Purchase Agreement and attached hereto.





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
                     Amendments to Section 2.1.  (a) The first sentence of
Section 2.1 is hereby amended to read in its entirety as follows:

              "Upon and subject to the terms and conditions hereof, the Vendor will sell to the Purchaser and the Purchaser will purchase from the Vendor as a going concern, as of and with effect from the Effective Time, the undertakings, business and operations of the Business, including all of the assets owned by the Vendor or to which the Vendor is entitled and belonging to or used in the Business (collectively "Assets") including, without limitation, the following:

              (b) Section 2.1(5) is hereby amended to delete the words "Closing Date" appearing therein and replace such words with the words "Effective Time".

              (c) The last sentence of Section 2.1 is hereby amended to read in its entirety as follows:

              "Subject to and simultaneous with completion of the sale and purchase of the Assets, but effective for all purposes as of the Effective Time, the U.S. Vendor shall sell to the U.S. Purchaser, and the U.S. Purchaser shall purchase from the U.S. Vendor, the undertakings, business and operations of the U.S. Business including the assets set forth in Schedule 2.1.1 (the "U.S. Assets")."

                     Amendment to Section 2.2.  The first sentence of Section
2.2 is hereby amended to read in its entirety as follows:

              "For the avoidance of doubt, the Excluded Assets listed in
              Schedule 2.2 existing as of the Effective Time shall be retained by the Vendor or the U.S. Vendor and shall not be sold, assigned or transferred to the Purchaser or the U.S. Purchaser pursuant to this Agreement."

                     Amendment to Section 2.4. Section 2.4 of the Purchase Agreement is hereby amended to read in its entirety as follows:

              "The purchase price payable to the Vendor for the Assets and to the U.S. Vendor for the U.S. Assets will be U.S. $232,412,850 (such amount being hereinafter referred to as the "Purchase Price), together with interest thereon from the Effective Time to but excluding the Closing Date at the rate of 8 1/2% per annum, and subject to adjustment (i) as





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
              contemplated in Sections 7.4 and 4.3(2) (except, as to the latter, to the extent taken into consideration in the adjustment of working capital contemplated by Section 7.4) and (ii) for customary prorations for real property and school taxes and lease rental payments (except to the extent taken into consideration in the adjustment of working capital contemplated by Section 7.4), and (iii) by deducting therefrom the amount of any dividend (or the fair market value of any distribution) received by the Vendor with respect to the Canso Common Shares during the period commencing June 30, 1997 and ending on the Closing Date (calculated in U.S. currency based upon the closing mid point spot exchange rate reported by Bloomberg on the date of such dividend or distribution), which Purchase Price (as so adjusted) will be allocated in accordance with Section 2.5.

              The Vendor shall undertake to have all utility service meters recorded as of 8:00 a.m. on the Effective Date, with charges prior to such time solely for the account of Vendor and charges thereafter for the account of Purchaser. Purchaser shall make arrangements for utility services on and after 8:00 a.m. on the Closing Date.

              In addition to the Purchase Price and in consideration of execution and delivery by ICI Parent of the Noncompetition Agreement referred to in Section 6.1(1)(l), the U.S. Purchaser agrees to pay or cause to be paid to ICI Parent the sum of U.S.$3,157,900, together with interest thereon from the Effective Time to but excluding the Closing Date at the rate of 8 1/2% per annum, with respect to the limitations and restrictions therein provided applicable to the U.S. Business."

                     Amendment to Section 2.5.    The first paragraph of
Section 2.5 of the Purchase Agreement dealing with Purchase Price Allocation is hereby amended to read in its entirety as follows:

              "Each of the Vendor, the U.S. Vendor and the Purchaser and the U.S. Purchaser have agreed upon an allocation of the Purchase Price among the Assets and US. Assets prior to the Effective Time in the manner set forth in Schedule 2.5 attached to this Agreement. The parties hereby agree to use such allocation and to cooperate in good faith with each other in connection with the preparation or filing of any information required to be furnished to Revenue Canada and to the Ministere du revenu du Quebec and any applicable Governmental Authority. The parties further agree that they will not voluntarily take any inconsistent position thereafter, whether in the course of an audit by any applicable Governmental Authority or otherwise."

                     Amendment to Section 2.7. The words "Closing Date" and "Time of Closing" in Section 2.7 are hereby deleted and replaced with the words "Effective Time."

                     Amendment to Section 2.8. Section 2.8(b) is hereby amended to delete the words "Time of Closing" appearing therein and to replace such words with the words "Effective Time".

                     Amendment to Section 2.9. Section 2.9 is hereby amended to add a second sentence which shall read in its entirety as follows:

              "The amount payable to ICI Parent pursuant to Section 2.4 shall be payable by delivery to ICI Parent at the Time of Closing of a certified check or bank draft or by wire transfer of funds to ICI Parent pursuant to wire transfer account information given to the Purchaser and the U.S. Purchaser not later than three (3) Business Days prior to the Closing Date."

                     Amendments to Section 3.1.

              (a) Section 3.1(5)(b) is hereby amended to delete the words "Closing Date" appearing therein and to replace such words with the words "Effective Time".

              (b) The third sentence of Section 3.1(8) is hereby amended to delete the words "Closing Date" appearing therein and to replace such words with the words "Effective Time".

              (c) Section 3.1(22)(a) is hereby amended hereafter to read in its entirety as follows:

              "(22)  (a)    the authorized capital stock of Canso consists of
                            40,000 common shares, without nominal or par value;
                            Canso has no shares of capital stock outstanding except for 11,140 common shares owned by Kimberly
                            Clark Nova Scotia Inc., 11,140 common shares owned by Stora Forest Industries Inc. and the Canso
                            Common Shares (as hereinafter defined); all of the Canso Common Shares are duly authorized, validly issued as fully paid and non-assessable; the Vendor has, and immediately prior to the Effective Date will have, good and valid title to

                            11,140 common shares of Canso (the "CANSO COMMON SHARES"), with full right, power and authority to transfer the Canso Common Shares to the Purchaser at the Effective Time, free and clear of any and all proxies, shareholder agreements, voting agreements, voting trusts or Encumbrances other than that certain Shareholders' Agreement dated as of January 1, 1985, as amended by Extension of Agreement dated as of January 1, 1990 ("SHAREHOLDERS' AGREEMENT") set forth on Schedule 2.3, pursuant to which consent for the transfer of the Canso Common Shares has been or will be obtained prior to the Effective Date by the Vendor from all parties thereto; upon the delivery of certificates representing the Canso Common Shares to the Purchaser on the Effective Date, the Purchaser will acquire good and valid title to the Canso Common Shares, free and clear of any and all proxies, shareholder agreements, voting agreements, voting trusts or Encumbrances, other than the rights to purchase and restrictions set forth in the Shareholders' Agreement; and ownership of the Canso Common Shares does not impose on Purchaser any obligation to make any contribution to the capital of Canso or any indemnification obligations vis a vis the other shareholders of Canso;"

                 (d) Section 3.1(22)(c)(2) is hereby amended to delete the words "Closing Date" appearing therein and to replace such words with the words "Effective Time".

                 (e) Section 3.1(23)(a) is hereby amended to read in its entirety as follows:

                        "(a)" the Vendor is the sole owner by good and marketable title of, and shall on the Closing Date but as of the Effective Time transfer to the Purchaser good and marketable title to, the Real Property, free and clear of any and all Encumbrances (other than Existing Encumbrances);"

                 (f) The third clause of Section 3.1(24) is hereby amended to read in its entirety as follows:

                 "there is no material damage to any railcars included in the Assets for which the Vendor is or would, at the Effective Time, be liable to the lessor of such railcars;"

                 (g) The last sentence of Section 3.1(27) is hereby amended to delete the words "Closing Date" appearing therein and to replace such words with the words "Effective Time".

                     Amendment to Section 3.1.1. Section 3.1.1(5)(ii) is hereby amended to delete the words "Closing Date" appearing therein and to replace such words with the words "Effective Time".

                     Amendments to Section 3.2. Sections 3.2(1), 3.2(2) and 3.2(3) are hereby amended by deleting therefrom the words "Closing Date" and replacing such words with the words "Effective Time."

                     Amendments to Section 3.3. (a) Section 3.3(3)(b) is hereby amended to delete the words "Closing Date" appearing therein and to replace such words with the words "Effective Time".

              (b) Section 3.3(5) is hereby amended to delete the words "Time of Closing" appearing therein and to replace such words with the words "Effective Time".

                     Amendments to Section 3.4. (a) Sections 3.4(1) and 3.4(3)(a) are hereby amended to delete the words "Closing Date" appearing therein and replace such words with the words "Effective Time."

              (b) Section 3.4(2) is hereby amended to delete the words "Time of Closing" appearing therein and to replace such words with the words "Effective Time".

                     Amendments to Section 4.1.

              (a) The first sentence of Section 4.1 is hereby amended to add at the end thereof and before the colon the words ", unless otherwise specified:".

              (b) Section 4.1(3) is hereby amended to delete the words "Time of Closing" appearing in the third line therein and to replace such words with the words "Effective Time".

              (c) Section 4.1(4) is hereby amended to add at the end of the first sentence thereof the following:

              "except as provided pursuant to this Agreement."

              (d) Section 4.1(5) is hereby amended to add at the beginning thereof the following words:

              "Through the Effective Time,"

              (e) Section 4.1(7) is hereby amended to delete therefrom the words "including Environmental Laws" and to replace such words with the following:

              "(excluding Environmental Laws)".

              (f) Section 4.1(9) is hereby amended to read in its entirety as follows:

              "The Vendor shall execute and deliver a Pension Transfer Agreement dated and effective as of the Effective Time in respect of the Employees of the Vendor to be employed by the Purchaser, such agreement to be in the form attached hereto as Schedule 4.1(1)(9)(i). The U.S. Vendor shall execute and deliver a U.S. Pension Transfer, Employee Benefits and Leased Employee Agreement, dated and effective as of the Effective Time ("U.S. Employee Agreement"), in respect of the U.S. Employees of the U.S. Vendor to be employed by the U.S. Purchaser, such agreement to be in the form attached hereto as Schedule 4.1(1)(9)(ii)."

              (g) The second and third sentences of Section 4.1(11) of the Purchase Agreement are hereby amended to read as follows:

              "The Vendor shall also obtain and deliver to the Purchaser, on or prior to the Closing Date, a retail sales tax clearance certificate ("Ontario Certificate") from the Ministry of Finance (Ontario) to the effect that all retail sales taxes collectible by Vendor in the reporting period immediately preceding the reporting period in which the Effective Time falls, have been remitted. The Vendor will, in due course, provide the Purchaser with a further Ontario Certificate which covers the reporting period in which the Effective Time falls."

              (h) Section 4.1 is amended to add the following additional subsections:

              "(14) As far as reasonably practicable, on or prior to the Effective Time, the Vendor and the U.S. Vendor shall cause all intercompany accounts receivables and payables existing as of the Effective Time between the Vendor with respect to the Business and the U.S. Vendor with respect to the U.S. Business to be fully paid and discharged, and such intercompany receivables and payables shall not be taken into consideration in the working capital adjustment contemplated by Section 7.4 of this Agreement."

              "(15) From and after the Effective Time, neither the Vendor nor the U.S. Vendor shall pay or declare any dividend or otherwise make any distribution or other transfer or disposition of cash or any other assets, properties or rights included in the Assets or the U.S. Assets as of the Effective Time other than sale or deliveries of inventory in the Ordinary Course of Business, nor shall any cash or cash equivalents received after the Effective Time be used other than in payment of Accounts Payable and other operating expenses in the Ordinary Course of Business."

              "(16) The Vendor and the U.S. Vendor shall retain as Excluded Assets all cash in bank accounts of the Business and the U.S. Business (collectively, "Bank Accounts") at the Effective Time. All cash or cash equivalents received in connection with the Business or the U.S. Business after the Effective Time shall constitute Assets or U.S. Assets of the Purchaser or the U.S. Purchaser, or their assignees, as the case may be. All cash or cash equivalents received in connection with the Business or the U.S. Business before the Effective Time which had been applied to reduce accounts that would otherwise have been Accounts Receivable at the Effective Time but not yet deposited in the Bank Accounts shall be retained by the Vendor and the U.S. Vendor as Excluded Assets. The amount of all checks drawn on the Bank Accounts issued and outstanding at the Effective Time shall be treated as Accounts Payable at the Effective Time. All checks drawn on the Bank Accounts and presented prior to the Closing Date shall be honored by the Vendor or the U.S. Vendor, as the case may be, and any shortfall of cash necessary for such purpose shall be provided by the Vendor or the U.S. Vendor, as applicable, and taken into account in the adjustment contemplated by Section 7.4."

                     Amendments to Section 4.2. (a) Section 4.2(2) is hereby amended to delete the words "Time of Closing" appearing in the third line thereof and to replace such words with the words "Effective Time".

              (b) Section 4.2(5) is hereby amended to delete the words "at the Time of Closing" appearing therein and to replace such words with the words "on the Effective Date".

                     Amendment to Section 4.3. Section 4.3 is hereby amended in its entirety to read as set forth in Annex A hereto.





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
                     Amendment to Section 4.4(1). Section 4.4(1) is hereby amended in its entirety to read as follows:

              "(1) The U.S. Vendor and the U.S. Purchaser shall execute such assignments, bills of sale, leases, deeds or other instruments of transfer, dated and effective as of the Effective Time and delivered at the Time of Closing, as shall be reasonably requested by the U.S. Purchaser and necessary or appropriate to transfer title to the U.S. Assets to the U.S. Purchaser or its permitted assignee, free and clear of Encumbrances."

                     Amendment to Section 4.6. Section 4.6 is hereby amended to delete therefrom the words "Closing Date" appearing in the initial parenthetical therein and to replace such words with the words "Effective Time".

                     Amendment to Section 4.7. Section 4.7(2) is hereby amended to delete the words "Closing Date" appearing therein and to replace such words with the words "Effective Time".

                     Amendment to Section 4.8. Section 4.8 is hereby amended in the following respects:

              (a) In the fourth line of the first paragraph, the words "Closing Date" shall be deleted and replaced with the words "Effective Time."

              (b) In the fifth line of the first paragraph, the word "transferred" preceding the words "Environmental Permits" shall be deleted and replaced with the word "transferable."

              (c) In the third line of the second paragraph, the word "of" shall be deleted and replaced with the word "or."

              (d) In the table set forth in Section 4.8 under the column "YEAR CUMULATIVE EXPENDITURE INCURRED," and in the first line of the footnote, the words "Closing Date" shall be deleted and replaced with the words "Effective Time."

                     Amendment to Article 4. Article 4 is hereby amended to add a new Section 4.9 dealing with "Montreal Business Office Payment" reading in its entirety as follows:

              "4.9   Montreal Office Lease - Rental on Excess Space

                     The Vendor hereby agrees to reimburse the Purchaser the amounts set out below in respect of the rental payments for the period set out opposite such amounts during the remaining term of the lease thereof. The Purchaser hereby grants an option to the Vendor to use such excess space during the period for which the Vendor is liable to reimburse the Purchaser in respect of lease rentals. Such option shall be exercisable by giving at least thirty (30) days notice to the Purchaser and Vendor shall pay all costs and expenses incurred to render such excess space usable by Vendor or in connection with Vendor's cessation of such use. All amounts due from the Vendor to the Purchaser pursuant to this Section 4.9(14) shall be paid promptly upon demand in writing by the Purchaser, which demand shall be accompanied by reasonable supporting documentation evidencing payment of rentals for such month.

                                                       Lease Rental per Month, $
                       2 months to 31-12-97                     7,284

                     12 months to 31-12-98                      7,421

                     12 months to 31-12-99                      9,077

                     12 months to 31-12-00                      9,228

                     12 months to 31-12-01                      9,388

                     12 months to 31-12-02                      9,555

                     12 months to 31-12-03                      9,730"

                     Amendment to Section 5.7.  The first sentence of Section
5.7 is hereby amended in its entirety hereafter to read as follows:

              "The Vendor will prepare and file sales tax returns for the period from the last required filing date prior to and through and including the Effective Time."

                     Amendment to Section 5.10. Section 5.10 is hereby amended to read in its entirety as follows:

              "In connection with that certain agreement entered into between the Vendor and Stanchem, Inc. dated as of October 29, 1990 ("Stanchem Agreement") and which is included in the Contracts assumed by the Purchaser as of the Effective Time, the Vendor agrees to indemnify and hold the Purchaser harmless from (a) any loss, deficiency, shortfall or Claim (excluding any such matter arising out of the gross negligence or willful misconduct of the Purchaser) incurred by the Purchaser in performing its obligations under the Stanchem Agreement during the remaining term thereof, and during up to four months after termination of the Stanchem Agreement if Stanchem elects to require Purchaser to continue packaging products as provided in Section 10.4(f) thereof, and (b) any costs, including without limitation employee termination and severance costs and benefits, incurred by the Purchaser in connection with the termination of the Stanchem Agreement. All amounts due from the Vendor to the Purchaser under this Section 5.10 shall be paid promptly upon demand by the Purchaser, which demand shall include reasonable supporting documentation."

                     Amendments to Section 6.1. (a) The words "Time of Closing" at the end of Section 6.1(1)(b) shall be deleted therefrom and replaced with the words "Effective Time."

              (b) Section 6.1(1)(d) is hereby amended hereafter to read in its entirety as follows:

              "(d) no order or judgment shall have been issued by any court, Governmental Authority, regulatory body or agency which results in an order or judgment enjoining, restricting or prohibiting the sale and purchase of the Assets and the U.S. Assets contemplated hereby;"

              (b) Section 6.1(j)(ii) is hereby amended to add at the end thereof the following:

              "provided that the Purchaser and the US. Purchaser acknowledge that the amendments made in connection with the consent to assignment of the Spindrift Bead Technology License Agreement dated September 22, 1989 are acceptable and that the Purchaser shall not be entitled to any indemnification with respect to such agreement."

                     Amendment to Section 6.2. The words "Time of Closing" at the end of Section 6.2(1)(b) shall be deleted therefrom and replaced with the words "Effective Time."

                     Amendments to Section 7.3.  (a) Sections 7.3(1) and
Section 7.3(2) are hereby amended to delete the words "Time of Closing" appearing therein and to replace such words with the words "Effective Time".

              (b) Section 7.3(1)(b) is hereby amended to delete the words "Closing Date" appearing therein and to replace such words with the words "Effective Time".

                     Amendment to Section 7.4. Each of Subsections (8) and (9) of Section 7.4 is hereby amended: to delete therefrom all words after the words "interest thereon" and to replace such words with the following:

              "from the Effective Time to the date of payment at the rate of 8 1/2% per annum."

                     Amendment to Section 8.1.

              (a) Clauses (i) and (ii) of Section 8.1(2)(a) are hereby amended to read in their entirety as follows:

              "(i) any facts, circumstances, events or occurrences in existence as of or prior to the Effective Time, relating to the Assets or the U.S. Assets or the operation of the Business or the U.S. Business, which form the basis of a violation of Environmental Laws in effect on or before the Effective Time or which, if known to exist at the Effective Time, would under Environmental Laws in effect at the Effective Time, have required reporting to a Governmental Authority, monitoring, investigation, clean-up, removal, treatment or the conduct of an environmental impact assessment or any other Dealing with Contaminants in the soil or ground water;

              (ii) liability for personal injury, death or property damage arising out of an alleged Discharge of Contaminants from Vendor's operation of the Business or the U.S. Business prior to the Effective Time including Claims arising from the maintenance of a public or private nuisance by Vendor;"

              (b) Section 8.1(2)(d) is hereby amended by deleting, under the column entitled "ENVIRONMENTAL CLAIMS" appearing therein the words "Closing Date" and replacing such words with the words "Effective Time."

              (c) Section 8.1(2)(h)(vi) is hereby amended by deleting the words "Closing Date" and replacing such words with the words "Effective Time".

              (d) Section 8.1(2)(j)(vi) is hereby amended by deleting the words "Closing Date" and replacing such words with the words "Effective Time".

              (e) A new Section 8.1(2)(l) is hereby added to Section 8.1(2) which shall read in its entirety as follows:

                     (l) The Purchaser shall, after the Effective Time and until expiration or termination of the Lease Agreement, provide the services of certain employees of the Business required to perform remedial and demolition activities at the Cornwall site to the Vendor on a sole and exclusive basis, for so long a period as such employees remain employees of the Purchaser after the Effective Time, and until the Vendor notifies the Purchaser that it no longer requires the services of such employees, for the purpose of assisting the Vendor in completing its planned remedial and demolition activities at the Cornwall site. The Purchaser shall not terminate the services of any of the aforesaid employees until notified by the Vendor that it no longer requires the services of the employees or unless any such employee has engaged in conduct, which in the reasonable judgment of Purchaser, requires such employee's termination. The Vendor may, at any time, provide such notice with respect to one or more of the employees. The aforesaid employees shall be employed by the Purchaser on substantially the same terms and conditions of employment as are in effect at the Effective Time. All salaries and benefits paid by the Purchaser in accordance with such terms and conditions to the aforesaid employees shall be promptly reimbursed by the Vendor. In addition to the indemnities for severance costs and obligations in
                            Section 4.3(2)(ii), the Vendor shall indemnify and save harmless the Purchaser from any Claims suffered or incurred by the Purchaser arising from the remedial and demolition services provided by the aforesaid employees to the Vendor."

                     Amendment to Section 8.8. Section 8.8 shall be amended to delete the words "simultaneous with or after closing" appearing at the end of the initial sentence thereof, and to replace such words with the words "on or after the Effective Date".

                     Amendment of Article 8.  A new Section 8.12 is added to
Article 8 to read as follows:

              "8.12  Environmental Permits

                     For the purposes of Environmental Permits only, the Purchaser shall be the operator of the Assets as of the Effective Time and hereby appoints the Vendor as its mandatary to operate the Assets until the Closing Date. The Vendor hereby covenants to use reasonable efforts to comply in all material respects with Environmental Laws and Environmental Permits in force during the period of time between the Effective Time and the Closing Date.

                     In the event that the Closing does not occur and that one or both parties rescind the Asset Purchase Agreement as amended, the Vendor and the Purchaser shall use their reasonable efforts to ensure that the Environmental Permits are transferred back to the Vendor as soon as possible.

                     For greater certainty, the risk of loss associated with the operation of the Assets during the period of time between the Effective Time and the Closing Date shall be borne by the Purchaser."

                     Amendment to Section 8.7.  The first sentence of Section
8.7 is amended hereafter to read in its entirety as follows:

              "No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto."

                     Amendment of Article 10. The first paragraph of Article 10 is hereby amended by adding thereto, after the words "the Vendor or the U.S. Vendor" appearing therein, the following clause: "or any permitted assignee of the Vendor or the U.S. Vendor pursuant to Section 8.8 hereof,".

                     Amendment to Article 11. The first paragraph of Article 11 is hereby amended by adding thereto, after the words "the Purchaser and the U.S. Purchaser" appearing therein, the following clause: ",or any permitted assignee of the Purchaser or the U.S. Purchaser pursuant to Section 8.8 hereof,".

                     Effect of Amendment. Except as amended and modified by this Amendment, the Purchase Agreement shall be and continue in full force and effect as originally written. The Purchase Agreement and this Amendment shall be read, taken and construed as one and the same instrument. Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to "this Agreement" shall mean and be a reference to the Purchase Agreement as amended hereby.

                     Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

                     Benefit and Burden. This Amendment shall inure to the benefit of and be binding upon each of the Parties and their respective successors and permitted assigns.

                     Counterparts. This Amendment may be executed by the Parties in counterparts and by telecopy, each of which shall be deemed to constitute an original and all of which together shall constitute one and the same instrument.

                     Severability. If any term or provision of this Amendment shall be found by a court of competent jurisdiction to be illegal, invalid, or unenforceable to any extent, the remainder of this Amendment shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                     Entire Agreement. This Amendment (a) constitutes the entire contract between the Parties relative to the amendments to the Purchase Agreement made hereby, (b) supersedes all prior agreements, consents and understandings relating to such amendments and (c) may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties.

                     Effectiveness. Upon the execution and delivery of this Amendment by the Parties, this Amendment shall be and become a binding agreement among the Parties.


              IN WITNESS WHEREOF, the Parties have executed this Agreement as of October 31, 1997.



                                           PCI CHEMICALS CANADA INC.

                                           Per:
                                                --------------------------------


                                           PCI CAROLINA, INC.

                                           Per:
                                                --------------------------------


                                           PIONEER COMPANIES, INC.

                                           Per:
                                                --------------------------------


                                           ICI CANADA INC.

                                           Per:
                                                  ------------------------------


                                           ICI AMERICAS INC.

                                           Per:
                                                  ------------------------------


                                           IMPERIAL CHEMICAL INDUSTRIES PLC

                                           Per:
                                                  ------------------------------